                                                                    Exhibit 24.1

                               POWER OF ATTORNEY
                             For Securities Filings

      The undersigned constitutes and appoints Edwin J. Lukas, Steven A.
Fitzpatrick, and Courtney C. Crouch, III, signing singly, as the undersigned's true and lawful attorney-in-fact to:

      (1) Prepare, execute in the undersigned name, and submit to the Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by the SEC;

      (2) Execute in the undersigned's capacity as a shareholder of Universal
          Logistics  Holdings, Inc. (the "Company") (a) Forms 3, 4, and 5
          (including amendments thereto) in accordance with Section 16(a) of the
          Securities Exchange Act of 1934, as amended, and the rules thereunder
          (the "Exchange Act"), (b) Form 144, (c) Schedules 13D and 13G
          (including amendments thereto) in accordance with Sections 13(d) and
          13(g) of the Exchange Act, and (d) any other forms on reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of the Company;

      (3) Perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3,
          4, or 5, Form 144, or Schedule 13D or 13G (including amendments thereto), or other form or report, and timely file such form or report with the SEC and any stock exchange or similar authority; and

      (4) Perform any other action that such attorney-in-fact deems necessary or appropriate.

      The undersigned grants to each attorney-in-fact the full power and authority to perform every act required or necessary in the exercise of the rights set forth in this Power of Attorney.  This grant gives each attorney-in-
fact the full power of substitution or revocation, and the undersigned ratifies and confirms all that such attorney-in-fact or his substitute shall lawfully do by virtue of this Power of Attorney. The undersigned acknowledges that neither the Company nor the foregoing attorneys-in-fact are assuming any of the undersigned's responsibilities to comply with the securities laws.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, or 5, Form 144 and
Schedules 13D and 13G (including amendments thereto), unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has signed this Power of Attorney as of
March 27, 2019.

                                                   /s/ Nora M. Moroun
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                                                        Signature

                                                      Nora M. Moroun
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                                                       Printed Name